UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 503-5660

INPIXON

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously described in a current report on Form 8-K filed on July 25, 2023 (the “July 2023 8-K”), on July 24, 2023, Inpixon, a Nevada corporation (“Inpixon,” or the “Company”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among Inpixon, Superfly Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Inpixon (“Merger Sub”), and XTI Aircraft Company, a Delaware corporation (“XTI”). Pursuant to the Merger Agreement, on March 12, 2024 (the “Closing Date”), Merger Sub merged with and into XTI (the “Merger”), with XTI surviving the Merger as a wholly-owned subsidiary of Inpixon. Following the effective time of the Merger (the “Effective Time”) on the Closing Date, Inpixon amended its articles of incorporation to change its name to “XTI Aerospace, Inc.” (also referred to as “XTIA”) and the combined company opened for trading on the Nasdaq Capital Market on March 13, 2024 under the new ticker symbol “XTIA”. As of the Effective Time, Nadir Ali resigned as the Company’s Chief Executive Officer and Mr. Scott Pomeroy was appointed as the new Chief Executive Officer of XTIA, as described in Item 5.02 below.

Shortly prior to the Effective Time, Inpixon effected a 1-for-100 reverse split of its outstanding shares of common stock (the “Reverse Stock Split”).

At the Effective Time, pursuant to the Merger Agreement, the shares of XTI common stock outstanding immediately prior to the Effective Time became the right to receive 7,843,668 shares of XTIA common stock, and the options and warrants to purchase shares of XTI common stock outstanding immediately prior to the Effective Time were assumed by the Company and became exercisable for approximately 1,068,959 and 382,610 shares of XTIA common stock, respectively, based on an exchange ratio of 0.0892598 shares of XTIA common stock for each share of XTI common stock in accordance with the Merger Agreement. Prior to the Effective Time, XTI received the consents of certain of its convertible note holders to convert the outstanding balance under their convertible notes, equal to an aggregate outstanding amount of $7,535,701, into shares of XTI common stock immediately prior to the Effective Time, enabling them to participate in the Merger on the same basis as the other shares of XTI common stock. XTI convertible notes in the aggregate remaining principal and interest amount of $51,658, were assumed by the Company at the Effective Time and became convertible into approximately 4,611 shares of XTIA common stock.

Immediately prior to the Effective Time, all but $175,000 of the total principal and accrued interest balance of the convertible note issued by XTI to Dave Brody on October 1, 2023, as amended on March 12, 2024, was converted into shares of XTI common stock immediately prior to the Effective Time, enabling him to participate in the Merger on the same basis as the other shares of XTI common stock, as disclosed in Item 5.02 of this Form 8-K. The remaining $175,000 became payable in cash by XTI upon consummation of the Merger.

Immediately following the Effective Time, the XTIA had 9,786,801 shares of common stock issued and outstanding, subject to adjustment in connection with rounding associated with the Reverse Stock Split.

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 1.01.

Second Amendment to Merger Agreement

On March 12, 2024, the Company, Merger Sub and XTI entered into a Second Amendment to Merger Agreement (the “Merger Agreement Amendment”). The Merger Agreement Amendment amended the original Merger Agreement, as amended by the First Amendment to Merger Agreement dated December 30, 2023, to provide, among other things, (i) adjustments for the issuance of shares of the Company’s newly designated non-convertible Series 9 preferred stock (“Series 9 Preferred Stock”) to the Note Holder (as defined below) in the exchange ratio calculation and (ii) the extension of the deadline to file a resale registration statement covering the shares issued in the Merger that were not registered on the Company’s registration statement on Form S-4 filed in connection with the Merger to ten business days after the Company files its Form 10-K for the year ended December 31, 2023.

The foregoing description of the Merger Agreement Amendment does not purport to be complete and is qualified in its entirety by the full text of the Second Amendment to Merger Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Exchange Agreement

On March 12, 2024, the Company and Streeterville Capital, LLC (the “Note Holder”), the holder of an outstanding promissory note issued on December 30, 2023 (as amended, the “December 2023 Note”), entered into an Exchange Agreement, pursuant to which the Note Holder exchanged the remaining balance of principal and accrued interest under the December 2023 Note in the aggregate amount of $9,801,521 for 9,801.521 shares of Series 9 Preferred Stock, based on an exchange price of $1,000 per share of Series 9 Preferred Stock. Following such exchange and the surrender of the December 2023 Note to the Company, the December 2023 Note is deemed paid in full, automatically canceled, and will not be reissued.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement and the Certificate of Designation (as defined under Item 5.03 below), which are filed as Exhibits 10.2 and 3.1, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Securities Purchase Agreement

On March 12, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an entity controlled by the Company’s director and Chief Executive Officer, Mr. Nadir Ali (the “Purchaser”). Pursuant to the Securities Purchase Agreement, the Purchaser purchased 1,500 shares of Series 9 Preferred Stock for a total purchase price of $1,500,000, based on a purchase price of $1,000 per share of Series 9 Preferred Stock. The Company agreed that the Purchaser will be deemed a “Required Holder” as defined in the Certificate of Designation (as defined under Item 5.03 below) as long as the Purchaser holds any shares of Series 9 Preferred Stock.

The Securities Purchase Agreement sets forth certain restrictions on the Company’s use of the proceeds from the sale of the Series 9 Preferred Stock pursuant thereto, including that the proceeds must be used in connection with the redemption of the Series 9 Preferred Stock pursuant to the Certificate of Designation (as described under Item 5.03 below) or working capital purposes, and may not, without the consent of the required holders of Series 9 Preferred Stock, be used for, among other things, (i) the redemption of any XTIA common stock or common stock equivalents, (ii) the settlement of any outstanding litigation, or (d) for the repayment of debt for borrowed money to any officer or director, or Merger-transaction related bonuses to any employee or vendor except for such non-merger transaction related bonuses as may be payable to participants pursuant to the Company’s existing employee bonus plan.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the Certificate of Designation (as defined under Item 5.03 below), which are filed as Exhibits 10.3 and 3.1, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Director & Officer Indemnification Agreements

In connection with the Closing, the Company entered into customary indemnification agreements with its existing directors and executive officers prior to the Effective Time as well as with the new directors and officers whose appointments became effective at the Effective Time. These indemnification agreements require the Company to indemnify and advance certain expenses and costs under specified circumstances.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement filed as Exhibit 10.4 to this current report on Form 8-K and is incorporated by reference herein.

Consulting Agreements

On March 12, 2024, the Company entered into a Consulting Agreement with Mr. Nadir Ali (the “Ali Consulting Agreement”). Pursuant to the Ali Consulting Agreement, following the Closing, Mr. Ali will provide consulting services to the Company for 15 months or until earlier termination in accordance with its terms (the “Ali Consulting Period”). During the Ali Consulting Period, the Company will pay him a monthly fee of $20,000. If the Company terminates the Ali Consulting Agreement during the first six months of the Ali Consulting Period without Company Good Reason (as defined in the Ali Consulting Agreement), the Company will be required to pay all consulting fees that would be due for such six-month period. If Mr. Ali terminates the Ali Consulting Agreement during the Ali Consulting Period for Consultant Good Reason (as defined in the Ali Consulting Agreement), the Company will be required to pay all consulting fees that would be due for the remainder of the Ali Consulting Period, including the Equity Payment described below.

In addition, Company shall pay Mr. Ali (a) the amount of $1,500,000 due three months following the Closing, and (b) the aggregate amount of $4,500,000, payable in 12 equal monthly installments of $375,000 each, starting four months after the Effective Date (the payments described in (a) and (b), each an “Equity Payment”). Each Equity Payment may be made, in Company’s discretion, in (i) cash, (ii) fully vested shares of common stock under the Company’s equity incentive plan and registered on a registration statement on Form S-8 or another appropriate form (“Registered Shares”), or a combination of cash and Registered Shares. Mr. Ali must continue to provide consulting services to the Company on the date of payment of an Equity Payment to receive the Equity Payment, unless the Company terminates the Ali Consulting Agreement without Company Good Reason or Mr. Ali terminates the Ali Consulting Agreement for Consulting Good Reason, in which case the Equity Payments would become due and payable in full. To the extent all or a portion of an Equity Payment is made in shares, such shares will be valued based on the closing price per share on the date on which the Equity Payment is made.

Subject to compliance with Section 15(b)(13) of Securities Exchange Act of 1934, as amended (the “Exchange Act”), if Mr. Ali provides services involving the identification of prospective merger or acquisition targets for the Company or its affiliates, it is intended that he be eligible for a bonus upon the successful delivery of services. The specifics of the bonus will be negotiated and mutually agreed upon by the Company and Mr. Ali.

On March 12, 2024, the Company also entered into a Consulting Agreement with Ms. Wendy Loundermon (the “Loundermon Consulting Agreement”). Pursuant to the Loundermon Consulting Agreement, following the Closing, Ms. Loundermon will provide consulting services to the Company for one year or until earlier termination in accordance with its terms (the “Loundermon Consulting Period”). As compensation for Ms. Loundermon’s consulting services, the Company will pay her (i) $83,333 per month for the first six months of the Loundermon Consulting Period for services she performs on an as-needed basis during the Loundermon Consulting Period regarding the transition of the management of the Company’s financial reporting function to ensure continuity of business operations (with such advisory fees payable, subject to certain conditions, pursuant to the payment schedule set forth in the Loundermon Consulting Agreement), and (ii) $300 per hour for services performed on an as needed basis regarding the preparation and filing of Company’s public company financial reporting and compliance matters including accounting, payroll, audit and tax compliance functions. If, during the first six months of the Loundermon Consulting Period, the Company terminates the Consulting Agreement without Company Good Reason (as defined in the Loundermon Consulting Agreement) or Ms. Loundermon terminates the Loundermon Consulting Agreement for Consultant Good Reason (as defined in the Consulting Agreement), the Company will be required to pay all advisory fees that would be due for such six month period.

The foregoing description of the Ali Consulting Agreement and Loundermon Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those Consulting Agreements, which are filed as Exhibits 10.5 and 10.6, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Amendments to Ali Employment Agreement and Loundermon Employment Agreement

On March 12, 2024, the Company and Mr. Ali entered into an amendment (the “Ali Employment Agreement Amendment”) to Mr. Ali’s Amended and Restated Employment Agreement dated May 15, 2018, to provide for payment of his cash severance thereunder on or as soon as practicable following the date that is 21 days following the Merger.

On March 12, 2024, the Company and Ms. Loundermon entered into an amendment (the “Loundermon Employment Agreement Amendment”) to Ms. Loundermon’s Employment Agreement dated October 1, 2014 (as amended), to provide for payment of her cash severance thereunder on or as soon as practicable following the date this is 21 days following the Merger.

The foregoing description of the Ali Employment Agreement Amendment and the Loundermon Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Ali Employment Agreement and the Loundermon Employment Agreement Amendment, which are filed as Exhibits 10.7 and 10.8, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Amendment to Transaction Bonus Plan and Acknowledgment Agreements

As previously disclosed in the July 2023 8-K, the Company adopted the Inpixon Transaction Bonus Plan dated July 24, 2023 (the “Transaction Bonus Plan”), which provides for the payment of certain bonuses upon the closing of qualified transactions, including the Merger. On March 11, 2024, the Compensation Committee of the Company approved an amendment to the Transaction Bonus Plan (the “Transaction Bonus Plan Amendment”), in accordance with the terms thereof, to, among other things, change the timing of and impose certain additional conditions on the payment of certain bonuses to be paid to the participants thereunder (the “Transaction Bonus Plan Participants”), including Mr. Ali, Ms. Loundermon and Mr. Soumya Das, three of the Company’s named executive officers. In connection with the Transaction Bonus Plan Amendment, the Compensation Committee also adopted a new form of confidentiality and release agreement, which was executed and delivered by the Transaction Bonus Plan Participants who resigned from their Company positions at the Effective Time, Mr. Ali and Ms. Loundermon, and which contains a customary release of claims in favor of the Company.

On March 12, 2024, the Transaction Bonus Plan Participants who retained their employment with the Company following the Effective Time, including Mr. Das, delivered an Acknowledgment Agreement (the “Acknowledgment Agreement”) to the Company irrevocably waiving and releasing the Company from any and all rights to payment of such individual’s payments under Schedule 1 of the Transaction Bonus Plan except pursuant to and as provided under the terms of the Transaction Bonus Plan Amendment.

The description of the Transaction Bonus Plan Amendment and the Acknowledgment Agreement is only a summary and is qualified in its entirety by reference to the full text of the Transaction Bonus Plan Amendment and the Acknowledgment Agreement, which are filed as Exhibits 10.9 and 10.10, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note and Item 1.01 of this current report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in the Introductory Note, Item 1.01, Item 5.02 and Item 5.03 of this current report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 3.02.

The offer and sale of 2,182,403 shares of common stock pursuant to the Merger Agreement to stockholders of XTI that executed a written consent of the majority stockholders of XTI approving the Merger, and the offer and sale of shares of Series 9 Preferred Stock to the Purchaser pursuant to the Securities Purchase Agreement, have been conducted in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act on the basis that such XTI stockholders and the Purchaser are accredited investors and the Company did not engage in any general solicitation in connection with such offer and sale.

In addition, the issuance of shares of Series 9 Preferred Stock to the Note Holder has been conducted in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, on the basis that (a) the shares of Series 9 Preferred Stock were issued in exchange for the December 2023 Note issued by the Company; (b) there is no additional consideration being delivered by the Note Holder in connection with the exchange; and (c) there are no commissions or other remuneration being paid in connection with the exchange.

Item 3.03 Material Modifications to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split and the Certificate of Designation contained in Item 5.03 of this current report on Form 8-K is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

The information contained in the Introductory Note, Item 1.01 and Item 5.02 of this current report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 5.01.

As a result of the Merger, a change in control of the Company has occurred, and XTI is now a wholly owned subsidiary of the Company. Following the issuance of shares under the Merger Agreement, Inpixon security holders immediately prior to the Effective Time retained beneficial ownership of approximately 25% of the outstanding common stock of the Company on a fully-diluted basis and XTI security holders immediately prior to the Effective Time acquired beneficial ownership of shares of common stock amounting to approximately 75% of the outstanding common stock of the Company on a fully-diluted basis.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 1.01 of this Current Report on Form 8-K relating to arrangements with Mr. Ali and Ms. Loundermon is incorporated by reference herein to the extent required to be disclosed under this Item 5.02.

Director and Officer Appointments; Board Composition

In connection with the consummation of the Merger and as contemplated by the Merger Agreement, as of the Effective Time, Mr. Nadir Ali and Ms. Wendy Loundermon resigned as Chief Executive Officer and Chief Financial Officer of the Company, respectively. Following their resignations, the board of directors of the Company (the “Board”) appointed Mr. Scott Pomeroy as Chief Executive Officer of the Company and Ms. Brooke Martellaro as Chief Financial Officer of the Company.

Also at the Effective Time, Messrs. Nadir Ali and Tanveer Khader and Ms. Wendy Loundermon resigned as directors of the Company. These resignations were not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following the foregoing resignations, the Board appointed Messrs. Scott Pomeroy, Soumya Das and David Brody as directors to the Board. Messrs. Kareem Irfan and Leonard Oppenheim continue to serve on the Board following the Closing.

Mr. Brody has also been appointed to the Company’s Audit Committee, its Compensation Committee and its Nominating and Corporate Governance Committee, effective as of the Effective Time. The Board determined that Mr. Brody is independent within the meaning of Nasdaq Listing Rule 5605(a)(2). Messrs. Oppenheim and Irfan will continue to serve on the Company’s Audit Committee and Mr. Irfan will continue to serve on the Company’s Compensation Committee.

Information about the business experience of Messrs. Pomeroy, Das and Brody and Ms. Martellaro are described in the proxy statement/prospectus filed by the Company with the SEC on November 14, 2023 (the “Proxy Statement/Prospectus”) in the section entitled “Management of the Combined Company Following the Merger” beginning on page 196 thereof and that information is incorporated herein by reference.

There is no arrangement or understanding between Messrs. Pomeroy, Das or Brody and any other person pursuant to which each was appointed as a director, other than pursuant to the Merger Agreement. There are no transactions in which Messrs. Pomeroy, Brody and Das and Ms. Martellaro have an interest requiring disclosure under Item 404(a) of Regulation S-K, except for (i) the transactions with Mr. Brody described in the Proxy Statement/Prospectus in the section entitled “Related Party Transactions of Directors and Executive Officers of the Combined Company” beginning on page 223 and that information is incorporation herein by reference, and (ii) such transactions as described below:

In connection with the Closing, Mr. Pomeroy received 4,000,000 shares of XTI common stock pursuant to the Consulting Agreement dated July 1, 2022. Upon the closing of the Merger, these XTI shares were exchanged for 357,040 shares of common stock of XTIA in accordance with the exchange ratio pursuant to the Merger Agreement.

In addition, during the year ended December 31, 2023 and 2022, XTI paid Mr. Brody compensation of $60,000 and 100,000, respectively, and owed Mr. Brody accrued compensation of $320,000 and $260,000, respectively, under Mr. Brody’s consulting agreement with XTI. Pursuant to an amendment to the consulting agreement, these accrued amounts were waived by Mr. Brody and the consulting agreement terminated in connection with the closing of the Merger.

On March 12, 2024, XTI and Mr. Brody entered into an Amendment No. 1 (the “Brody Note Amendment”) to the Unsecured Convertible Promissory Note, dated as of October 1, 2023, issued by XTI to Mr. Brody (the “Brody Note”), pursuant to which Mr. Brody converted $922,957 principal amount of the Brody Note and accrued and unpaid interest thereon, into shares of XTI common stock at a rate of $0.3094 in principal amount per share, and XTI agreed to pay Mr. Brody the remaining $175,000 in principal amount upon the consummation of the Merger. The shares issued as consideration under the Brody Note Amendment converted into 266,273 shares of XTIA common stock in accordance with the exchange ratio pursuant to the Merger Agreement.

In connection with the Merger, the Company assumed a Promissory Note issued by XTI to Mr. Brody on January 5, 2023, with an outstanding principal balance of $125,000 along with an interest balance of $7,406 as of February 29, 2024, accruing interest at a rate of 5% and set to mature on March 31, 2024.

As disclosed under Item 1.01, the Company entered into a customary form of indemnification agreement with its existing directors and executive officers prior to the Effective Time, including Mr. Ali and Ms. Loudermon, as well as with the new directors and officers whose appointments became effective at the Effective Time, including Messrs. Pomeroy, Brody and Das and Ms. Martellaro.

In connection with the Closing, and as disclosed in Item 5.03 of this current report on Form 8-K, the board of directors of the Company amended the Bylaws of the Company to establish three classes of directors with staggered election terms: Mr. Scott Pomeroy and Mr. Soumya Das are the Class I directors, eligible for re-election at the Company’s annual meeting of stockholders to be held in 2024; Mr. Kareem Irfan and Mr. Leonard Oppenheim are the Class II directors, eligible for re-election at the Company’s annual meeting of stockholders to be held in 2025; and Mr. David Brody is the Class III director, eligible for re-election at the Company’s annual meeting of stockholders to be held in 2026.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Certificate of Designation for Series 9 Preferred Stock

On March 12, 2024, the Company filed the Certificate of Designations of Preferences and Rights of Series 9 Preferred Stock (the “Certificate of Designation”), with the Secretary of State of Nevada, designating 20,000 shares of preferred stock, par value $0.001 of the Company, as Series 9 Preferred Stock. Each share of Series 9 Preferred Stock has a stated face value of $1,050.00 (“Stated Value”). The Series 9 Preferred Stock is not convertible into shares of common stock of the Company.

Each share of Series 9 Preferred Stock will accrue a rate of return on the Stated Value in the amount of 10% per year, compounded annually to the extent not paid, and pro rata for any fractional year periods (the “Preferred Return”). The Preferred Return will accrue on each share of Series 9 Preferred Stock from the date of issuance and shall be payable on a quarterly basis, either in cash or through the issuance of an additional number of shares of Series 9 Preferred Stock equal to (i) the Preferred Return then accrued and unpaid, divided by (ii) the Stated Value, at the Company’s discretion.

Commencing on the one-year anniversary of the respective issuance date of each share of Series 9 Preferred Stock, each such share of Series 9 Preferred Stock shall accrue an automatic quarterly dividend, based on three quarters of 91 days each and the last quarter of 92 days (or 93 days for leap years), which shall be calculated on the Stated Value of such share of Series 9 Preferred Stock, and which shall be payable in additional shares of Series 9 Preferred Stock, based on the Stated Value, or in cash as set forth in the Certificate of Designation (each, as applicable, the “Quarterly Dividend”). For the period beginning on the one-year anniversary of the issuance date of a share of Series 9 Preferred Stock to the two-year anniversary of the issuance date of each share of Series 9 Preferred Stock, the Quarterly Dividend shall be 2% per quarter in respect of such share, and for all periods following the two-year anniversary of the issuance date of each share of Series 9 Preferred Stock, the Quarterly Dividend shall be 3% per quarter in respect of such share.

If at any time while any share of Series 9 Preferred Stock is outstanding, the Company undergoes or enters into a Fundamental Transaction (as defined in the Certificate of Designation), the Company shall cause any successor entity in any such Fundamental Transaction in which the Company is not the surviving company, to assume in writing all of the obligations of the Company under the Certificate of Designation. Subject to the terms and conditions in the Certificate of Designation, the Company may, at any time, elect to redeem all, but not less than all, of the shares of Series 9 Preferred Stock issued and outstanding from all of the Series 9 Preferred Stock holders by paying an amount in cash equal to the Series 9 Preferred Liquidation Amount (as defined below) applicable to such shares of Series 9 Preferred Stock being redeemed. The Series 9 Preferred Liquidation Amount per share is determined as the Stated Value per share plus any accrued but unpaid Preferred Return, and any accrued and unpaid Quarterly Dividend at that time.

The Series 9 Preferred Stock confers no voting rights on its holders, except with respect to matters that materially and adversely affect the rights or preferences of the Series 9 Preferred Stock or such matters specified in the Certificate of Designation that require the consent of holders of at least a majority of the outstanding shares of Series 9 Preferred Stock.

The Certificate of Designation contains certain obligations of the Company, such that until such time as no shares of Series 9 Preferred Stock remain outstanding, the Company and its subsidiaries are required to comply with certain covenants with respect to Fundamental Transactions, the Company’s indebtedness, the Company’s status as a publicly-traded company and an SEC reporting company, and other matters set forth in the Certificate of Designation, unless otherwise consented to by holders of at least a majority of the outstanding Series 9 Preferred Stock.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this current report on Form 8-K and is incorporated by reference herein.

Amendments to Articles of Incorporation

On March 11, 2024, the Company filed a Certificate of Amendment to its articles of incorporation with the Secretary of State of Nevada to effect the Reverse Stock Split, which was approved by the Company’s stockholders at the special meeting in lieu of annual meeting held on December 8, 2023, as described in the Company’s proxy statement/prospectus filed on November 14, 2023. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. The Company’s authorized number of shares of common stock was not reduced by the Reverse Stock Split. The Reverse Stock Split became effective shortly before the Effective Time. The exercise price per share and number of shares issuable under all of the Company’s outstanding securities convertible into or exercisable for common stock have been proportionately adjusted to account for the Reverse Stock Split.

On March 11, 2024, the Company also filed a Certificate of Amendment to its articles of incorporation with the Secretary of State of Nevada to change the name of the Company from “Inpixon” to “XTI Aerospace, Inc.”, which became effective shortly after the Effective Time.

As of March 13, 2024, the trading symbol for the Company’s common stock has changed to “XTIA.” The new CUSIP number for the Company’s common stock following the Reverse Stock Split, the Merger and the name change is 98423K108.

The foregoing description of the Certificates of Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificates of Amendment, which are filed as Exhibits 3.2 and 3.3, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Bylaws Amendment

On March 12, 2024, the Board adopted by resolution an amendment to the Bylaws of the Company (the “Bylaws Amendment”). The Bylaws Amendment classifies the members of the Board into three classes (Class I, Class II and Class III) with staggered terms. Pursuant to the Bylaws Amendment, the current term of the Class I directors will expire at the annual meeting of the stockholders of the Company for the year 2024, the current term of the Class II directors will expire at the annual meeting of the stockholders of the Company for the year 2025, and the current term of the Class III directors will expire at the annual meeting of the stockholders of the Company for the year 2026. At each succeeding annual meeting of stockholders of the Company successors of the class of directors whose term expires at that meeting shall be elected to hold office in accordance with the Bylaws of the Company.

The foregoing description of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment, a copy of which is filed as Exhibit 3.4 to this current report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

Financial Advisory Fees in connection with the Merger

Pursuant to the terms of an amended advisory fees agreement among XTI, Inpixon and Maxim and in accordance with the Merger Agreement, the Company issued 385,359 registered XTIA shares of common stock in exchange for shares of XTI common stock issued to Maxim based on the exchange ratio under the Merger Agreement. Additionally, Maxim will receive $200,000 payable upon the closing of one or more debt or equity financings for which Maxim serves as placement agent or underwriter and in which the Company raises minimum aggregate gross proceeds of $10 million following the Effective Time.

Pursuant to its engagement letter with XTI, dated as of June 7, 2022, as amended (the “Chardan Engagement Letter”) and the Merger Agreement, Chardan Capital Markets (“Chardan”) received a cash payment of $200,000 and 189,037 registered XTIA shares of common stock (the “Chardan Closing Shares”) in exchange for shares of XTI common stock issued to Chardan based on the exchange ratio under the Merger Agreement. If within 120 days following the Effective Time, the Company consummates a public offering of securities in which the price per share of XTIA common stock (“Chardan Qualified Offering price”) is less than the per share price of Inpixon common stock utilized to calculate the number of Chardan Closing Shares, the Company will be required, subject to applicable securities laws, to issue additional shares of XTIA common stock to Chardan in an amount equal to (i) $1,000,000 minus the product of the number of Chardan Closing Shares and Chardan Qualified Offering Price, divided by (ii) the Chardan Qualified Offeing Price.

Nasdaq Hearing Update

On April 14, 2023, Nasdaq Listing Qualifications staff (“Staff”) issued the Company a delist letter citing its failure to comply with the $1.00 minimum bid price requirement under Listing Rule 5550(a)(2 (“Bid Price Rule”). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until October 11, 2023, to regain compliance with Rule 5550(a)(2). However, on November 9, 2023, the Company received a delisting determination letter from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) in accordance with Listing Rule 5810(c)(3)(A)(iii) due to the Company’s securities having a closing bid price of $0.10 or less for ten consecutive trading days (the “Low Priced Stocks Rule”). Accordingly, on January 5, 2024, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”). That hearing was held on February 6, 2024.

On March 1, 2024, the Company received a written decision from the Panel granting its request for continued listing on Nasdaq, subject to the condition that, on or before May 7, 2024, the Company will have demonstrated compliance with the Bid Price Rule, by evidencing a closing bid price of $1.00 or more per share for a minimum of 10 consecutive trading days.

On March 12, 2024, the Company implemented a reverse stock split immediately prior to the closing of the Merger in connection with its plan to regain compliance with the Bid Price Rule and satisfy initial listing requirements as a result of the resulting change of control in accordance with Nasdaq listing rules.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Preferences and Rights of Series 9 Preferred Stock.
3.2	Certificate of Amendment (Reverse Stock Split).
3.3	Certificate of Amendment (Name Change).
3.4	Bylaws Amendment.
10.1*	Second Amendment to Merger Agreement, dated March 12, 2024, by and between Inpixon, Superfly Merger Sub Inc. and XTI Aircraft Company.
10.2	Exchange Agreement, dated March 12, 2024, by and between Inpixon and Streeterville Capital, LLC.
10.3	Securities Purchase Agreement, dated March 12, 2024, by and between Inpixon and 3AM Investments LLC.
10.4	Form of Indemnification Agreement.
10.5	Consulting Agreement, dated March 12, 2024, by and between XTI Aerospace, Inc. and Nadir Ali.
10.6	Consulting Agreement, dated March 12, 2024, by and between XTI Aerospace, Inc. and Wendy Loundermon.
10.7 #	Amendment to Employment Agreement, dated March 12, 2024, by and between Inpixon and Nadir Ali.
10.8 #	Amendment to Employment Agreement, dated March 12, 2024, by and between Inpixon and Wendy Loundermon.
10.9 #	Amendment to Inpixon Transaction Bonus Plan, dated March 11, 2024.
10.10 #	Form of Acknowledgement Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K, Item 601(a)(5). The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.
#	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: March 15, 2024	By:	/s/ Scott Pomeroy
	Name:	Scott Pomeroy
	Title:	Chief Executive Officer